AMENDING AGREEMENT

          THIS AGREEMENT made as of the l0th day of December, 1993

AMONG

          WAINOCO OIL CORPORATION, a body corporate having offices in the City of Houston, in the State of Texas, one of the United States of America ("Wainoco")

                                      - and -

          BANK OF MONTREAL, a Chartered Bank with head offices in the City of Montreal, in the Province of Quebec and having an office in the City of Calgary, in the Province of Alberta ("BMO")

                                      - and -

          MORGAN BANK OF CANADA, a Chartered Bank with head offices in the City of Toronto, in the Province of Ontario ("Morgan")


          WHEREAS Wainoco, BMO and Morgan entered into an Amended and Restated Loan Agreement dated October 2, 1991 as amended by a Letter Agreement dated October 2, 1991, an Amending Agreement dated December 31, 1991, a Letter Agreement date January 15, 1992, an Amending Agreement dated March 2, 1992, an Amending Agreement dated April 29, 1992, an Amending Agreement dated May 29, 1992, an Amending Agreement dated June 12, 1992, an Amending Agreement dated June 30, 1992, an Amending Agreement dated July 31, 1992, an Amending Agreement dated August 14, 1992, an Amending Agreement dated May 10, 1993 and a Letter Agreement dated August 12, 1993 (collectively, the "Loan Agreement");

          AND WHEREAS the parties wish to amend the Loan Agreement as herein provided;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein shall, unless otherwise defined, have the meanings given to them in the Loan Agreement.

2.   Section 1 of the Loan Agreement is hereby amended as follows:

     (a) Paragraph 1(u) is deleted in its entirety and replaced by the following:

          "(u) "Debentures" shall mean the Subordinated Debentures and the Convertible Subordinated Debentures;";

     (b) the following is added after Paragraph 1(fff) as a new Paragraph l(fff.1):

          "(fff.1) "Subordinated Debentures" means the 10 3/4% subordinated debentures issued, authenticated and delivered under the Indenture dated as of October 1, 1978 between Wainoco and First City National Bank of Houston;" and

     (c)  the following is added after Paragraph 1(r) as a new Paragraph 1(r.
          l):

          "(r.1) "Convertible Subordinated Debentures" means the 7 3/4 % convertible subordinated debentures issued, authenticated and delivered or to be issued, authenticated and delivered under the Indenture dated as of June 1, 1989 between Wainoco and Texas Commerce Trust Company of New York;".

3. Section 3 of the Loan Agreement is hereby amended by adding the following at the end of the current Paragraph 3(a)(i):

     "Notwithstanding anything to the contrary hereintofore expressed or implied, however, during any Libor Interest Period in which:

     (A) the aggregate Outstandings exceed $22,500,000 and any amounts remain outstanding under any of the Subordinated Debentures, or

     (B) the aggregate Outstandings exceed $27,500,000, and for so long as such excess exists, each Libor Loan shall bear interest on the unpaid principal amount thereof until payment in full thereof at a rate per annum equal to the sum of the rate otherwise applicable thereto pursuant to the preceding portions of this Paragraph 3(a)(i) plus one half percent (1/2%) per annum."

4. Section 3 of the Loan Agreement is hereby further amended by adding the following at the end of the current Paragraph 3(a)(ii):

          "Notwithstanding anything to the contrary hereintofore expressed or implied, however, during any period of time in which:

     (A) the aggregate Outstandings exceed $22,500,000 and any amounts remain outstanding under any of the Subordinated Debentures, or
     (B)  the aggregate outstandings exceed $27,500,000,

     and for so long as such excess exists, each Floating Rate Loan shall bear interest on the unpaid principal amount thereof until payment in full thereof at a rate per annum equal to the sum of the rate otherwise applicable thereto pursuant to the preceding portions of this Paragraph 3(a)(ii) plus one half percent (l/2%) per annum."
5. Section 6 of the Loan Agreement is hereby amended by adding the following at the end of the current Paragraph 6(b):

     "Notwithstanding anything to the contrary hereintofore expressed or implied, however, the Bankers' Acceptance fee payable to the Banks by Wainoco for any Bankers' Acceptance issued at a time when:

     (A) the aggregate Outstandings exceed $22,500,000 and any amounts remain outstanding under any of the Subordinated Debentures, or
     (B)  the aggregate Outstandings exceed 27,500,000,

     shall be equal to the fee otherwise applicable thereto pursuant to the preceding portions of this Paragraph 6(b) plus one half percent (1/2%) per annum."
6. Section 7 of the Loan Agreement is hereby amended by adding the following at the end of the current Paragraph 7(g):

     "Notwithstanding anything to the contrary hereintofore expressed or implied, however, the fee payable by Wainoco upon the issuance of any Commercial Letter of Credit issue of at a time when:

     (A) the aggregate Outstandings exceed $22,500,000 and any amounts remain outstanding under any of the Subordinated Debentures, or

     (B)  the aggregate Outstandings exceed $27,500,000,

     shall be equal to the fee otherwise applicable thereto pursuant to the preceding portions of this Paragraph 7(g) plus one half percent (1/2%) per annum."

7. Section 9 of the Loan Agreement is hereby amended by adding the following after Paragraph 9(a.1) as a new Paragraph 9(a.2):

          "(a.2) Notwithstanding anything to the contrary herein expressed or implied, effective as of December 10, 1993 the Borrowing Base shall be amended to the amount of Thirty Seven Million Five Hundred Thousand Canadian Dollars (Cdn. $37,500,000)."

8. This Agreement may be executed in counterpart and the number of counterparts read together shall form this Agreement.

9. The parties hereby ratify and confirm the terms of the Loan Agreement, subject to the specific amendments contained herein.
     IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day first written above.

                                        WAINOCO OIL CORPORATION

                                        Per: /s/ Julie H. Edwards


                                        BANK OF MONTREAL

                                        Per: /s/ Robert Roberts


                                        MORGAN BANK OF CANADA

                                        Per: /s/ Stephen B. King